Analyst Contacts:    Thad Vayda    News Release
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Diane Vento
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Media Contact:    Guy A. Cantwell    FOR RELEASE: April 30, 2013
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TRANSOCEAN LTD. PROVIDES UPDATE ON COST REDUCTION INITIATIVE

ZUG, SWITZERLAND – Concurrent with Transocean Ltd’s. (NYSE: RIG) (SIX: RIGN) divestiture of 38 low-specification rigs in the fourth quarter of 2012, the company commenced an organizational efficiency initiative. This initiative is intended to align the company’s shore-based support infrastructure with the post-divestiture size, composition and geographic location of its fleet and represents an initial phase in the company’s ongoing plan to improve operating margins. This restructuring is expected to result in a more efficient and focused organization that delivers the highest level of support to the company’s rig operations without compromising safety or operational integrity.

Based on preliminary analysis, the company currently anticipates achieving annualized savings associated with this initial phase of our cost reduction initiative of approximately $300 million. Onshore support costs are reported principally in operating and maintenance expense and, to a lesser extent, as general and administrative expense on the company’s statement of operations.

The expected reduction in onshore costs includes, among other items, the consolidation of facilities, the streamlining of business functions and processes, as well as elimination of processes, programs and tasks that are not central to supporting the company’s core business of operating our rigs safely, efficiently and in a manner that exceeds our customers’ expectations. As part of this cost reduction initiative, the company anticipates that certain shore-based positions will be eliminated, a process that has commenced and will continue over the next several months.

Transocean does not anticipate realization of a material benefit from the organizational efficiency initiative in 2013 as any reduction in overhead costs are expected to be offset by restructuring costs and expenses. The company expects to begin to realize the cost savings associated with this shore-based initiative in early 2014.

With the objective of achieving additional efficiencies beyond those associated with the company’s shore-based support infrastructure, Transocean continues to review its entire cost structure, including its offshore and project operations, with the target of further improving its operating margins to be more aligned with its peers, after adjusting for fleet composition and geography, among other items. Both the onshore organizational efficiency initiative and the offshore operations initiative are expected to improve Transocean’s competitiveness.

The company will provide additional periodic updates on its cost reduction plans and progress as they are implemented and will address the progress-to-date more specifically when the company discusses its first quarter 2013 results on May 9, 2013.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 83 mobile offshore drilling units consisting of 48 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment drilling rigs), 25 Midwater Floaters and 10 High-Specification Jackups. In addition, we have six Ultra-Deepwater Drillships and two High-Specification Jackups under construction.

For more information about Transocean, please visit the website www.deepwater.com.

Forward Looking Statements

The statements described in this press release and referenced website that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which could be made include, but are not limited to, statements involving anticipated reduction in costs, timing of costs savings or expectations of the onshore organizational efficiency initiative and the offshore operations initiative, or the company’s competitiveness. These statements are based on currently available competitive, financial, and economic data along with our current operating plans and involve risks and uncertainties including, but not limited to, shareholder approval, market conditions, the company's results of operations, the effect and results of litigation, assessments and contingencies, and other factors, including those discussed in the company's most recent Form 10-K for the year ended December 31, 2012 and in the company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s web site at www.deepwater.com.

This press release or referenced documents does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.